EXHIBIT 10.22
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      SIMTEK / AMKOR TECHNOLOGY DEVELOPMENT, LICENSE AND PRODUCT AGREEMENT

This Agreement is made and entered into as of the Effective Date by and between Simtek, ATI and Anam, based on the terms defined below.

Whereas, AMKOR and Simtek have expertise in the design, development, and production of semiconductor products and semiconductor manufacturing processes;

Whereas, ATI and Anam have an arrangement whereby, among other things, ATI acts as the exclusive marketer of Anam foundry services to third parties;

Whereas, Simtek has designed nonvolatile static RAMs and related nonvolatile technology for semiconductor memory products;

Whereas, Anam has a modern wafer semiconductor fabrication facility which is capable of manufacturing semiconductor products of 0.25 micron design, and below;

Whereas, Simtek and AMKOR wish to cooperatively use their joint resources to develop the capability of, but not necessarily restricted to manufacturing 0.25 micron semiconductor products, including certain nonvolatile products of Simtek;

Whereas, AMKOR wishes to supply semiconductor products to Simtek;

Whereas, AMKOR also wishes to utilize Simtek's proprietary processes and information to manufacture and sell semiconductor products utilizing nonvolatile static RAMs and other nonvolatile memory technology, and Simtek desires to grant a license to AMKOR for such purpose; and

Whereas, Simtek wishes to obtain, through AMKOR, a manufacturing source for fabricating Simtek nonvolatile products with a capability of but not necessarily restricted to 0.25 micron designs and to obtain a process flow with a capability of but not necessarily restricted to a 0.25 micron designs for use at Simtek.

NOW THEREFORE, in consideration of the premises and covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement and the Exhibits hereto, unless the context indicates otherwise, the following terms shall have the following meanings:


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1.1  "Agreement"  shall mean this  Development,  License and Product  Agreement, together with all Exhibits hereto, between Simtek and AMKOR, as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein.

1.2 "AMKOR" shall mean ATI and/or Anam, as the context requires.

1.3 "ATI" shall mean AMKOR Technology, Inc., a Delaware corporation, having a place of business at 1345 Enterprise Drive, West Chester, Pennsylvania 19380.

1.4 "Anam" shall mean Anam Semiconductor, Inc., a Korean company having a place of business at Seoul, Republic of Korea.

1.5 "Simtek" shall mean Simtek Corporation, a Colorado corporation, having a place of business at 4250 Buckingham Drive, Colorado Springs, Colorado 80907.

1.6 "Affiliate" in the case of AMKOR shall mean a corporation, partnership, joint venture, association, business trust or similar entity (a) which is controlled, directly or indirectly, by ATI or Anam; or (b) in which a majority of the members of the directing body are also members of the Board of Directors or equivalent of ATI or Anam. For the purposes of this definition, control means with respect to: (a) a corporation having stock, the ownership, directly or indirectly, of more than fifty percent (50%) of the securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or persons performing similar functions) of such corporation; or, (b) any other entity, the power to direct the management of such entity through the ownership of at least a majority of its voting securities or the right to designate or elect at least a majority of the members of its directing body by contract or otherwise.

1.7 "Affiliate" in the case of Simtek shall mean a corporation, partnership, joint venture, association, business trust or similar entity (a) which is controlled, directly or indirectly, by Simtek; or (b) in which a majority of the members of the directing body are also members of the Board of Directors or equivalent of Simtek. For the purposes of this definition, control means with respect to: (a) a corporation having stock, the ownership, directly or indirectly, of more than fifty percent (50%) of the securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or persons performing similar functions) of such corporation; or, (b) any other entity, the power to direct the management of such entity through the ownership of at least a majority of its voting securities or the right to designate or elect at least a majority of the members of its directing body by contract or otherwise.

1.8 "Party" in the case of AMKOR shall mean ATI and Anam and in the case of Simtek shall mean Simtek.

1.9 "Third Party" shall mean an entity other than AMKOR or Simtek, which is not an Affiliate of either AMKOR or Simtek.

1.10 "Facility" in the case of Simtek shall mean its offices and laboratories in Colorado Springs, Colorado, and in the case of AMKOR shall mean its offices and manufacturing operations worldwide, including that of Anam in Bucheon, Korea, as appropriate for the function being addressed.


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1.11 "AMKOR  Technical  Information"  shall mean all  information and Technology provided by AMKOR to Simtek pursuant to this Agreement, to the extent such information or Technology is acquired or developed by AMKOR prior to the Effective Date or is acquired by or developed by or for AMKOR without access to or use of the Simtek Technical Information during the term of this Agreement.

1.12 "Simtek Technical Information" shall mean all information and Technology provided by Simtek to AMKOR pursuant to this Agreement, to the extent such information or Technology is acquired or developed by Simtek prior to the Effective Date or is acquired by or developed by or for Simtek without access to or use of the AMKOR Technical Information during the term of this Agreement.

1.13 "Joint Technical Information" shall mean information or Technology which is not Simtek Technical Information or AMKOR Technical Information and which AMKOR and Simtek develop jointly under this Agreement pursuant to the Joint Development Project, including without limitation the Integrated Process.

1.14 "SONOS Process" shall mean Simtek's process for implementing nonvolatile static RAMs and other nonvolatile memory technology for semiconductor products. SONOS Process includes, without limitation, all transistor level models and technology, but does not include SONOS Circuit IP.

1.15 "SONOS Circuit IP" shall mean Simtek's proprietary memory cell designs for nonvolatile static RAM modules or blocks and other nonvolatile memory modules or blocks.

1.16  "AMKOR  Base  Process"  shall  mean  AMKOR's  process  for   manufacturing
semiconductor products, as such process currently exists or may be modified by AMKOR from time to time.

1.17 "Integrated Process" means the process and Technology for fabricating semiconductor products, consisting of the AMKOR Base Process and the SONOS Process as integrated by the Parties pursuant to the terms hereof.

1.18 "Joint Development Project" shall mean the efforts of the Parties pursuant to this Agreement to develop the Integrated Process.

1.19 "Proprietary Right" shall mean any and all patents, patent applications, mask work rights, copyrights, trade secrets, know-how and/or other recognized legal principles and their equivalents throughout the world, including without limitation, design patents, utility models, registrations, certificates of utility, continuations, continuations in part, and divisions, but not including trademarks and trade names.


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1.20  "Technical  Information"  shall  mean in the case of  Simtek,  the  Simtek
Technical  Information;  in the case of AMKOR, or AMKOR's  Affiliate,  the AMKOR
Technical Information; and in the case of the Parties jointly, the Joint Technical Information.

1.21 "Updates" shall mean modifications made by a Party, for whatever purpose, to the Simtek Technical Information, the AMKOR Technical Information, the Joint Technical Information, the SONOS Process or the Integrated Process.

1.22 "Effective Date" shall mean the date that this Agreement is signed by the later-signing Party.

1.23 "Confidential Information" shall mean any information: (a) disclosed by one Party (the "Disclosing Party") to the other (the "Receiving Party"), which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary," or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and such identification is reduced to a writing delivered to the Receiving Party within thirty (30) days of such disclosure; or (b) which is otherwise deemed to be "Confidential" by the terms of this Agreement. Without limiting the foregoing, all AMKOR Technical Information and the AMKOR Base Process are Confidential Information of AMKOR and all Simtek Technical Information and the SONOS Process are Confidential Information of Simtek, even if not marked as confidential.

1.24 "Technology" shall mean know-how, show-how, techniques, design rules, trade secrets, inventions (whether or not patented or patentable), algorithms, routines, software, files, design rules, databases, works of authorship, processes, devices and hardware.

1.25 "Wafer" means a semiconductor wafer in whatever stage of manufacture.

SECTION 2.  DEVELOPMENT

2.1 JOINT DEVELOPMENT. Simtek and AMKOR will each use commercially reasonable efforts to cooperatively and jointly develop the Integrated Process as described in Exhibit A.

2.2 SIMTEK DISCLOSURE. Simtek will disclose to AMKOR all information and Technology of Simtek related to the SONOS Process that is reasonably necessary for the Joint Development Project or for AMKOR to exercise its rights under
Section 4.3.

2.3 AMKOR DISCLOSURE. AMKOR will disclose to Simtek all information and Technology of AMKOR related to the AMKOR Base Process that is reasonably necessary for the Joint Development Project. Simtek acknowledges and agrees that certain underlying process technology used by AMKOR is provided by certain Third Parties to AMKOR under license, and that AMKOR shall not be required to provide to Simtek any information or Technology which would violate any agreement between AMKOR and any Third Party.

2.4 LIMITATIONS. Each Party shall fully and promptly disclose any limitations known to such Party to exist in the SONOS Process, the Integrated Process and the Joint Technical Information to the other Party in writing.


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2.5 ACCESS TO AMKOR FACILITIES.  AMKOR will give Simtek reasonable access to its
Facilities for the purposes of observing and evaluating AMKOR's process flows that relate to the Joint Development Project, consistent with operations considerations upon proper notice and supervision.

2.6 ACCESS TO SIMTEK FACILITY. Simtek will give AMKOR and its actual or prospective licensees and sublicensees, reasonable access to its Facility for the purposes of observing and evaluating Simtek's process flows, including without limitation the SONOS Process, which relate to the Joint Development Project, consistent with operations considerations upon proper notice and supervision.

2.7 QUALIFICATION. The Parties agree to use commercially reasonable efforts to jointly seek to qualify the Integrated Process in accordance with generally accepted industry standards.

SECTION 3.  OWNERSHIP

3.1 AMKOR TECHNICAL INFORMATION. AMKOR shall be the sole owner of the AMKOR Technical Information, including the AMKOR Base Process.

3.2 SIMTEK TECHNICAL INFORMATION. Simtek shall be the sole owner of the Simtek Technical Information, including the SONOS Process.

3.3 JOINT TECHNICAL INFORMATION. Subject to Sections 3.1 and 3.2, Simtek and AMKOR shall have an equal and undivided one-half (1/2) joint ownership interest in the Joint Technical Information and all patents obtained therefrom without the duty to account, as further provided in Section 3.5.

3.4 SOLE PROPRIETARY RIGHTS. Each Party shall have the right (but not the obligation) to apply for and secure all forms of Proprietary Rights on any and all of that Party's Technical Information. Each Party hereby agrees to assist, cooperate with and to assign to the other Party those rights that it may possess in order to effectuate the ownership of the AMKOR, Simtek and Joint Technical Information as provided herein.

3.5 JOINT PROPRIETARY RIGHTS.

     (a) Each Party has the right, subject to the terms hereof, to (i) use and exploit its interest in the Joint Technical Information, and (ii) transfer its ownership interest in the Joint Technical Information to any Third Party, in each case without the consent of the other Party and without the obligation to account to the other Party for profits derived therefrom. Notwithstanding the foregoing or any other provision herein, each Party's rights to use and exploit the Joint Technical Information shall be subject to and limited by (x) the confidentiality obligations in Section 7 relating to the other Party's Confidential Information, and (y) the other Party's underlying ownership rights in any Technical Information or Proprietary Rights of such other Party, including those included in the Joint Technical Information and the Integrated Process.


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     (b) The Parties  hereby agrees to assist,  cooperate  with and to assign to each other jointly those rights that each of them may possess in the Joint Technical Information in order to effectuate the ownership of the Joint Technical Information as provided herein.

     (c) If a Party desires to file for patent protection for any inventions embodied in the Joint Technical Information, such Party shall first notify and consult with the other Party. If the notified Party desires to participate, the Parties shall then jointly and cooperatively prepare and file any necessary documents and filings, in which event they shall bear all costs equally and jointly own any rights thereby obtained (which shall include the unrestricted right to sublicense). If the notified Party declines to participate in obtaining any such patent protection, the other Party shall then have the right to pursue such patent alone, in which case such other Party shall bear all costs of and, notwithstanding Section 3.3, own all rights resulting from, such patent and such patent shall not be considered jointly owned.

     (d) Each Party shall promptly notify the other Party if it becomes aware of a possible infringement by a Third Party of any of any patents in which the Parties share a joint ownership interest under Section 3.5(c) (excluding patents resulting from any application in which the notified Party has declined to participate). If either Party desires to take any action against such an infringing or misappropriating Third Party, such Party shall first notify the other party hereto and consult with such notified Party regarding such action. If the notified Party desires to participate in such action, the Parties shall then jointly and cooperatively pursue such action, in which event they shall bear all costs equally and share in any damages or other recoveries equally, provided that either Party may at any time decide not to participate further in such action, in which case any further costs shall be borne by and all damages and other recoveries shall be received by the Party which continues to pursue such action. If a Party declines to participate in such action, the other Party shall then have the right to pursue such action alone, and shall bear all costs of and receive all damages and other recoveries from such action. Notwithstanding the foregoing, if a Party declines to participate in such an action or withdraws from such an action, such Party shall nevertheless, at the request of the other Party, cooperate with the other Party, at the cost of the other Party and subject to any reasonable conditions (including indemnification against counterclaims by the third party), to the extent which may be necessary to enable the other Party to pursue such action effectively, including without limitation joining such action as an indispensable party.

     (e) If a Party ("Declining Party") declines to participate in obtaining patent protection for any inventions embodied in the Joint Technical Information pursuant to Section 3.5(c) and the other Party ("Licensing Party") later obtains such patent protection (a "Licensed Patent"), then the Licensing Party hereby grants to the Declining Party a perpetual, non-exclusive, royalty-free license to practice the Licensed Patent, provided however that (i) such practice does not infringe any other Proprietary Rights of the Licensing Party, and (ii) such license shall not give the Declining Party any rights to use the Licensing Party's Technical Information.

3.6 PROPRIETARY RIGHTS. Neither party shall apply to secure Proprietary Rights covering the other Party's Technical Information without the express written consent of the other Party.

3.7 UPDATES. Subject to Sections 3.1 through 3.3, each Party shall be the sole owner of those Updates made by such Party, subject however to the other Party's


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rights to any  Technical  Information  or  Proprietary  Rights  included in such
Updates. During the term of this Agreement, Simtek will provide to and discuss with AMKOR any Updates made by or on behalf of Simtek to the SONOS Process and the Simtek Technical Information. Simtek shall not modify the Integrated Process or the Joint Technical Information except pursuant to AMKOR's request, and there shall be no limitation on AMKOR's right to modify the Integrated Process except to the extent provided in the MSA for the process used by AMKOR to make products for Simtek under the MSA.

SECTION 4. LICENSE AND USE RIGHTS

4.1 AMKOR TECHNICAL INFORMATION. Subject to the terms and conditions of this Agreement, Simtek may use the AMKOR Technical Information solely for the purpose of creating the Integrated Process pursuant to the Joint Development Project. Notwithstanding anything to the contrary in this Agreement, no license or other rights are granted by AMKOR to Simtek under any AMKOR Proprietary Rights or AMKOR Technical Information.

4.2 SIMTEK TECHNICAL INFORMATION. Subject to the terms and conditions of this Agreement, AMKOR may use the Simtek Technical Information for the purpose of creating the Integrated Process pursuant to the Joint Development Project and in the exercise of the license in Section 4.3.

4.3  SIMTEK  LICENSE  TO AMKOR.  Subject  to the terms  and  conditions  of this
Agreement, Simtek grants AMKOR a worldwide, irrevocable, perpetual, non-exclusive, nontransferable (except as provided in Section 10.4), royalty-free, sublicensable license, under all of Simtek's Proprietary Rights, including without limitation Simtek's rights in the Simtek Technical Information, Joint Technical Information, SONOS Process, Integrated Process and Updates, to use and modify the Integrated Process and the Joint Technical Information to design, make (including have made), use, sell and import any semiconductor products. The foregoing does not extend to the use of the SONOS Circuit IP by AMKOR for Third Parties, unless Simtek has licensed such SONOS Circuit IP to the Third Party. Accordingly, if an AMKOR customer desires to use SONOS Circuit IP, then such customer shall be required to obtain the necessary rights therein directly from Simtek.

4.4 SUBLICENSES. Any licenses and sublicenses granted by AMKOR to Third Parties under this Section 4 shall be no less restrictive than those restrictions contained in this Agreement which are applicable to AMKOR.

SECTION 5. CONSIDERATION

5.1 COSTS. Except as otherwise specifically set forth in this Agreement, AMKOR and Simtek shall each bear their own costs and expenses connected with (a) the participation in the Joint Development Project, (b) the testing of Wafers, (c) the initial bona fide attempt to qualify any one or ones of the nonvolatile static RAM products. Notwithstanding the above, the Parties will assume responsibility for certain costs as follows:

     (a) Simtek will be responsible for purchases of reticles through the integration of the SONOS development process.


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     (b)  Simtek will be responsible for in-house  hardware required to test and evaluate the test chips and Simtek designed products (e.g.: probe cards, test fixtures, etc.)

     (c) Amkor will be responsible for its own fixed plant and baseline process equipment, in-house engineering staff and prototype development lot costs, up to its variable cost.

5.2 RoYALTY FOR MEMORY CELLS AND RELATED CIRCUITS. Simtek will negotiate in good faith with Amkor and/or Amkor Affiliates and customers for use of SONOS Circuit IP. Simtek represents and warrants that its intent is to license the SONOS Circuit IP.

5.3 INSTALLATION OF JOINT TECHNICAL INFORMATION. Should any Third Party licensee or sublicensee of AMKOR pay a fee for the installation of the Integrated Process, then AMKOR shall pay to Simtek a sum equal to one half of the amount by which such fee exceeds the costs of labor, time and expenses incurred by AMKOR in installing the Integrated Process for such Third Party licensee or sublicensee.

SECTION 6.  PRODUCT PURCHASES

6.1 SIMTEK PURCHASE OF PRODUCTS. Simtek agrees to purchase from AMKOR (a) AMKOR's standard products and (b) Wafers designed by Simtek using the Integrated Process, on the basis of written purchase orders, pursuant to the Manufacturing Services Agreement between Simtek and ATI, dated December 7, 2001 ("MSA"), a copy of which is attached as Exhibit B.

6.2 MOST FAVORED CUSTOMER. During the term of this Agreement, AMKOR agrees to sell products designed using the SONOS Process to Simtek at prices 7.5% less than those prices received by any Third Party ordering like quantities of products designed using the SONOS Process on substantially the same commercial terms and conditions, at the time of product shipment by AMKOR. Notwithstanding the foregoing, such percentage discount shall be reduced to 5% beginning January 1, 2004, for the remainder of the term of this Agreement.

6.3 SIMTEK RIGHT TO PURCHASE. During the term of this Agreement or as long as AMKOR makes the Integrated Process available to the general marketplace, AMKOR agrees to supply wafers to Simtek under the terms of Sections 6.1 and 6.2, as applicable.

SECTION 7. CONFIDENTIAL INFORMATION

7.1 MANNER OF DISCLOSURE. Disclosure of Technical Information, to the extent that such Technical Information is embodied in documents, shall be made by delivery of two (2) copies. The receiving Party shall furnish written notice to the other Party that such documents have been received. Each Party will demonstrate and explain the practical use and operation of its Technical
Information in such appropriate detail as to permit performance hereunder assuming reasonably competent technical skills available to the receiving Party.

7.2  CONFIDENTIAL  INFORMATION  EXCLUSIONS.  Notwithstanding  the  provisions of
Section  1.23,  Confidential  Information  shall  exclude  information  that the


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Receiving  Party  can  demonstrate:  (i)  was  independently  developed  by  the
Receiving Party, as evidenced by the Receiving Party's business records, without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the
Receiving   Party)  who  have  not  been  exposed  to  the  Disclosing   Party's
Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source (other than the Disclosing Party) that had a right to disclose it without breach of this Agreement; (iii) was in the public knowledge or literature at the time it was disclosed or enters the public knowledge or literature through no act or omission of the Receiving Party; or (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

7.3 CONFIDENTIALITY OBLIGATION. The Receiving Party shall treat as confidential all of the Disclosing Party's Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement. The Receiving Party shall treat the Disclosing Party's Confidential Information in the same manner and with the same care that the Receiving Party treats its own like Confidential Information but in no event with less than reasonable care.

7.4 REMEDIES. Unauthorized use by the Receiving Party of the Disclosing Party's Confidential Information will diminish the value of such information. Therefore, if the Receiving Party breaches any of its obligations with respect to confidentiality or use of Confidential Information hereunder, the Disclosing Party shall be entitled to obtain equitable relief to protect its interest therein, including injunctive relief, as well as money damages.

7.5 REQUIRED DISCLOSURE. In the event the Receiving Party must disclose the Disclosing Party's Confidential Information pursuant to the order or requirement of a court, administrative agency, or other governmental body, the Receiving Party shall provide prompt notice thereof to the Disclosing Party to allow the Disclosing Party at its sole cost to obtain a protective order, and the Receiving Party shall also use its reasonable efforts to obtain a protective order, assist the Disclosing Party in obtaining a protective order or otherwise prevent public disclosure of such information.

7.6 RETURN OF AMKOR CONFIDENTIAL INFORMATION. Upon any expiration or termination of this Agreement, Simtek shall return to AMKOR, and Simtek shall not retain any copies of, all AMKOR Confidential Information and Technical Information.

7.7 THIRD PARTY CONFIDENTIAL INFORMATION. Simtek acknowledges and agrees that certain Confidential Information that will be disclosed by AMKOR to it hereunder is also Confidential Information of Texas Instruments ("TI") provided by TI to AMKOR. Simtek further consents and agrees that its obligations with respect to Confidential Information disclosed to it hereunder are also for the benefit of TI and that accordingly TI shall be a third party beneficiary of Simtek's obligations hereunder with respect to such Confidential Information.

7.8 THIRD PARTY LICENSE TO AMKOR. Simtek acknowledges and agrees that the AMKOR Base Process is licensed to AMKOR by Third Parties and that AMKOR has no right to grant any license or rights to Simtek for the AMKOR Base Process.


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SECTION 8.  TERM AND TERMINATION

8.1 TERMINATION AND INITIAL TERM. This Agreement shall remain in effect for a period of seven (7) years from the Effective Date, subject to earlier termination pursuant to Section 8.3.

8.2 EXTENSION OF TERM. The term of this Agreement may be extended by mutual agreement of the Parties in writing obtained six (6) months prior to the expiration of the Agreement. 8.3 Termination for Cause. This Agreement may be terminated by a Party for cause upon thirty (30) days' written notice upon the occurrence of any of the following events:

     (a) If the other ceases to do business, or otherwise terminates its business operations; or

     (b) If the other breaches any provision of this Agreement and fails to cure such breach within thirty (30) days of receipt of written notice describing the breach; or

     (c) If the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and such proceeding is not dismissed within ninety (90) days).

8.4 EFFECTS OF TERMINATION. Sections 3.1 through 3.6, 4.3, 4.4, 7.3 through 7.7, 9.6, 9.8, 9.9 and 10.1 through 10.14 shall survive any termination or expiration of this Agreement for any reason. Without limiting the foregoing, in the event of any termination of this Agreement by AMKOR pursuant to Section 8.3, the license in Section 4.3 shall survive such termination.

SECTION 9. WARRANTIES AND LIMITATIONS

9.1 SIMTEK. Simtek represents and warrants to AMKOR that the Simtek Technical Information furnished hereunder shall be the most current form licensed or provided by Simtek to any Third Party. Simtek further represents and warrants that (a) it has the full power and authority to enter into and fulfill the terms of this Agreement and to grant the rights granted by Simtek herein; and (b) it has not entered and will not enter into any agreements or activities that will or might interfere or conflict with the terms hereof.

9.2 AMKOR. AMKOR represents and warrants to Simtek that the AMKOR Technical Information furnished hereunder shall be of the same form as that used by AMKOR in its own Facility. AMKOR further represents and warrants that (a) it has the full power and authority to enter into and fulfill the terms of this Agreement and to grant the rights granted by AMKOR herein; and (b) it has not entered and will not enter into any agreements or activities that will or might interfere or conflict with the terms hereof.

9.3 AUTHORITY. Each Party represents and warrants that it has the right and power to enter into this Agreement, to provide their respective Technical
Information  and to grant  and  transfer  the  respective  licenses  and  rights hereunder. Each Party represents and warrants that there are no known outstanding assignments, grants, licenses, encumbrances, obligations or agreements of such Party, whether written or oral or implied, inconsistent with such Party's obligations under this Agreement.

9.4 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise, any right or license except as expressly granted herein.

9.5 U.S. EXPORT ADMINISTRATION RESTRICTIONS. Both Parties shall abide by and specifically follow the regulations governing the export of technical data as required by the Export Administration Regulations of the United States Department of Commerce (Title 15, Section 379.4 of the United States Code of Federal Regulations), and the applicable regulations of the Department of State. The Parties acknowledge and agree that AMKOR may deliver all Technical Information of the Parties to Anam's Facility in Seoul, Republic of Korea.

9.6 INDEMNITY. Simtek agrees to indemnify and hold harmless AMKOR and AMKOR'S agents and employees from and against all claims, liability, damages, losses or expenses incurred or suffered as a result of, and will defend or settle at Simtek's sole expense, any action or other proceeding brought against AMKOR or its customers based on a claim that the SONOS Process or the Simtek Technical Information infringes or misappropriates, or when used by AMKOR or its customers under this Agreement for their intended purpose, will infringe or misappropriate, the rights of any third party.

9.7 NOTICE OF CLAIMS. If AMKOR presented with, or has actual notice of, an actual or probable claim or demand against it that is covered by Section 9.7, then AMKOR shall promptly notify Simtek in writing thereof.

9.8 LIMITATION OF LIABILITY. EXCEPT (A) IN THE EVENT OF ANY BREACH BY EITHER PARTY OF SECTION 7.3 OR ANY OTHER BREACHES RELATING TO THE OTHER PARTY'S CONFIDENTIAL INFORMATION, OR (B) SIMTEK'S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 9.7, IN NO EVENT SHALL THE AGGREGATE LIABILITY OF EITHER PARTY ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THIS AGREEMENT OR THE DESIGN, DEVELOPMENT, PROCESSING, OR SALE OF ANY PRODUCT, OR THE FURNISHING OF ANY SERVICE HEREUNDER, INCLUDING ANY CLAIM, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE, WHETHER SOLE OR CONCURRENT) OR OTHERWISE, EXCEED ONE MILLION DOLLARS ($1,000,000). THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

9.9 INDIRECT DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, WHETHER OR NOT SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

SECTION 10. MISCELLANEOUS

10.1 NOTICES. All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon the respective Parties as follows:

To ATI:

AMKOR Technology, Inc.
1345 Enterprise Drive
West Chester, Pennsylvania 19380
Attention:  General Counsel

with a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, California 94304
Facsimile:  (650) 493-9300
Attention:  Selwyn B. Goldberg

To Anam:

Anam Semiconductor, Inc.
222, Dodang-dong
Wonmi-gu, Buchon
Kyunggi-do, Korea 420-130
Facsimile:  032 683-8104
Attention:  Ki Suk Chang

with a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, California 94304
Facsimile:  (650) 493-9300
Attention:  Selwyn B. Goldberg

To Simtek:

Simtek Corporation
4250 Buckingham Drive, Suite 100
Colorado Springs, CO 80907, USA
Attention:  Mr. Douglas Mitchell

All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be by postage prepaid registered or certified express airmail, or by facsimile or e-mail confirmed by such mail, and except as provided otherwise shall be deemed to be given or made when received by the named addressee in the case of mail and when dispatched with receipt acknowledgment in the case of e-mail or facsimile.

10.2 MODIFICATION. Any Party may alter its address as set forth above by written notice to the other Party hereto. Any Party may waive its right to confirmation by mail or facsimile or e-mail communications as provided for in Section 10.1.

10.3 ACTS BEYOND CONTROL.

(a) In the event that lawful performance of this Agreement or any part hereof by a Party hereto shall be rendered impossible by or as a consequence of any law, or act of government or political subdivision having jurisdiction over such Party, or act of God or other matter beyond the control of the Parties, such Party shall not be considered in default of this Agreement by reason of any resulting failure to perform.

(b) Any delay in or failure by a Party hereto in the performance of any obligations under this Agreement shall be excused if and to the extent caused by occurrences beyond such Party's reasonable control; including, but not limited to, acts of God, strikes or other labor disturbances, war, whether or not declared, or sabotage.

10.4 ASSIGNMENT. Neither party shall assign its rights and obligations under this Agreement without the prior written consent of the other Party except to a successor in ownership of such Party or all or substantially all the assets of the assigning Party, and in which case, such successor shall expressly assume in writing the performance of all terms and conditions of this Agreement to be performed by the assigning Party.

10.5 SEVERABILITY. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, such provision shall be deemed severed. The validity of the remaining parts or provisions shall not be affected by such holding, unless such unenforceability substantially impairs the benefit of the remaining portion of this Agreement.

10.6 WAIVER. No failure or delay on the part of either Party in the exercise of any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

10.7 PUBLICITY. Neither Party shall issue press releases, advertisements, publicity, public announcements or confirmations of same, concerning this Agreement without prior written consent of the other Party. Either Party may release information concerning this Agreement (a) for the purposes of corporate structuring, financing and/or recruiting new employees, (b) in connection with the requirements of a public offering or securities filing, and (c) in connection with a merger or acquisition or proposed merger or acquisition, or the like.

10.8 CAPTIONS. The captions used in this Agreement are for convenience only and are not to be used in interpreting the obligations of the Parties under this Agreement.

10.9 CHOICE OF LAW. The validity, construction and performance of this Agreement and the transactions to which it relates shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to conflict of law principles.

10.10 ARBITRATION. Should any disputes or differences arise from the Agreement, or in connection with its performance, the Parties shall first attempt to arrive at an amicable settlement. An attempt at settlement shall be deemed to have failed when one of the Parties advises the other party in writing to this effect. Subject to Section 7.5 and the Parties' right to seek equitable relief for any breach hereof in any court of competent jurisdiction, in the event of failure of the attempt at settlement, the dispute shall be finally settled under the commercial rules of arbitration then in effect of the American Arbitration Association, by three arbitrators appointed in accordance with such rules. Such arbitration shall be held in Philadelphia, Pennsylvania and the language of arbitration shall be English. The decision of the arbitrators shall be final and binding upon the Parties hereto. The arbitrators shall have authority to determine and assess all expenses of the arbitration against any, or all, of the Parties thereto.

10.11 ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the Parties as it relates to the subject matter contained herein and, as such, supersedes any other understandings between the Parties relating thereto. No amendment or modification of this Agreement shall be valid or binding upon the Parties unless signed duly authorized officers of all Parties hereto.

10.12 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, provided that neither Party shall assign any of its rights or privileges unless permitted under Section 10.4.

10.13 RELATIONSHIP OF PARTIES. Neither the making of this Agreement nor the performance of any part of the provisions hereof shall be construed to establish a partnership or joint venture relationship. The Parties expressly agree that their relationship shall be that of independent entities contracting at arms-length with each other.

10.14 EMPLOYEE SOLICITATION. In recognition of the value of the technical personnel of the respective Parties, each Party agrees not to solicit any employee of the other Party during the term of the Agreement, and for a period of three years after any termination or expiration of the Agreement. However, nothing in this Section 10.14 shall prevent either Party from hiring a former employee of the other Party who has solicited the hiring Party.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers on the dates indicated below.

AMKOR TECHNOLOGY, INC.                   SIMTEK CORPORATION

By:    /s/ Eric R. Larson                By:    /s/ Douglas Mitchell
-------------------------------------    ---------------------------------------
Name:  Eric R. Larson                    Name:  Douglas Mitchell
-------------------------------------    ---------------------------------------
Title:  Executive Vice President,
        Corporate Development            Title:  President and CEO
-------------------------------------    ---------------------------------------
Date:                                    Date:
-------------------------------------    ---------------------------------------

ANAM SEMICONDUCTOR, INC.


By: /s/ Ki Suk Chang
   ----------------------------------

Name:  Ki Suk Chang

Title:
      -------------------------------

Date:
     --------------------------------

EXHIBIT A

The following summarizes the development of SONOS-based nonvolatile memory technology between Simtek and Amkor:

     1.   Objectives
          ----------

          Activities identified in this document are intended for development using Amkor's 0.25(mu)m CMOS process as the baseline from which to derive the production devices defined below.


          (d) Nonvolatile static RAM (nvSRAM) products. Minimum array density of 1 Mbit. Goal of 4 Mbit.

          (e) Flash Memory products. Minimum array density goal of 4 Mbit. Goal of 32 Mbit.

     2.   Technology
          ----------

          Simtek has designed and manufactured nonvolatile static RAM products on 1.5um, 1.2um and 0.8um processes using a silicon nitride nonvolatile element built into the SRAM cell. This project is designed to install the silicon-oxide-nitride-oxide-semiconductor (SONOS) process on a 0.25um manufacturing line to support production of high-density nvSRAM and FLASH products.

3.       Product Development.
         -------------------

          Technology development phase

          (a)  Amkor will provide the following:

               (1)  Detailed 0.25um CMOS design rules.

               (2)  Detailed 0.25um CMOS process specification.

               (3) If available for Simtek's use, any existing SRAM cell layout designed for this process, which may be used as a baseline for design of our nvSRAM cell.

               (4) Process engineering support for the development of the Integrated Process, including the integration of the SONOS process.

               (5) Any other AMKOR Technical Information necessary for the Joint Development Project

          (b)  Simtek will provide the following:

               (1) Process and design engineering support for the integration of the SONOS process and manufacturing of the Simtek products.

               (2) Design engineering to support design of Simtek's family of products.

               (3) Product engineering support to monitor development of the process, then production monitors for yield enhancement.

               (4) Any other Simtek Technical Information necessary for the Joint Development Project.

          (c)  Schedule Goals

--------------------------------------------------------------------------------------------------------------------------------
                                           1  2  3  4  5  6  7  8  9  10  11  12  13  14  15  16  17  18  19  20  21  22  23  24
--------------------------------------------------------------------------------------------------------------------------------
SONOS Process Integration Definition       ----
SONOS Process Integration Development         -------------
Test Chip Design and Layout                ----------
Test Chip Test Program Development                  -------
First Test Chip Lot                                     ---
First Test Chip Characterization                             ----
PRELIMINARY DESIGN/ELECTRICAL RULES                               *
Second Test Chip Lot                                                -------
Second Test Chip Characterization                                         --
FINAL DESIGN/ELECTRICAL RULES                                                *
1MBit nvSRAM Design and Layout                         ----------------------------
1MBit nvSRAM Test Program Development                                             ----------
First 1MBit nvSRAM Lot                                                                 -----
First 1MBit nvSRAM Characterization                                                           ----
ENGINEERING SAMPLES                                                                              *
Second 1MBit nvSRAM Lot                                                                          -----
Second 1MBit nvSRAM Characterization                                                                     ----
CUSTOMER SAMPLES                                                                                            *
Qualification                                                                                                 -------
PRODUCTION PARTS                                                                                                     *



                                    Exhibit B
                        Manufacturing Services Agreement